UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 20, 2010
CALL NOW, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-27160	65-0337175
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
1 Retama Parkway
Selma, Texas 78154
(Address of principal executive offices) (Zip Code)
(210) 651-7145
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 20, 2010 Call Now, Inc. (the “Company”) received the resignation of William M. Allen as a director of the Company for health reasons. As a result, Mr. Allen was not nominated for election as a director at the Company’s Annual Meeting of Stockholders held on May 26, 2010 (the “Annual Meeting”).

Item 5.07	Submission of Matters to a Vote of Security Holders.
     The voting results on the matters considered by stockholders at the Annual Meeting were as follows:
1. To elect four members to the Company’s Board of Directors:

Director Nominee	Votes For	Votes Withheld
Bryan P. Brown	1,697,288	1,105
Christopher J. Hall	1,697,288	1,105
Thomas R. Johnson	1,697,288	1,105
William P. McNeer III	1,697,567	826
2. To approve the appointment of Akin, Doherty, Klein & Feuge, P.C. as independent auditor:

Votes For	Votes Against	Withheld	Broker Non-Votes
1,827,267	681	0	0
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALL NOW INC.
Date: May 26, 2010	By:	/s/ Thomas R Johnson
Thomas R. Johnson, President